Exhibit 99.1

Essex Bank Announces Retirement of Chief Credit Officer and Appointment of Successor

RICHMOND, Va., April 15, 2014 /PRNewswire/ -- Essex Bank, the banking subsidiary of Community Bankers Trust Corporation (NASDAQ: ESXB), announced today that W. Thomas Townsend, the Bank's Executive Vice President and Chief Credit Officer, will retire from the Bank on June 30, 2014. The Bank also announced that Patricia M. Vogel, currently the Bank's Senior Vice President and Senior Credit Officer, will succeed Mr. Townsend as Chief Credit Officer effective July 1, 2014.

Mr. Townsend joined the Bank in his current position in January 2011 and played an integral role in re-establishing the Bank's credit culture following significant growth in 2008 and 2009 that strained the Bank's organizational structure. He also was an instrumental part of management's remediation of regulatory issues that led to the release of the Bank from a written agreement with its federal and state banking regulators after only 20 months. Mr. Townsend has served 42 years in the banking industry, including 20 years with the Federal Reserve Bank of Richmond and 22 years as a commercial banker.

Ms. Vogel joined the Bank as Loan Review Officer in 2009 and has been in her current position since January 2011. She has 25 years of experience in the banking industry, the last 14 of which have been in credit risk management, including executive management roles at First Charter Bank in Charlotte, North Carolina, which was acquired by Fifth Third Bank in 2008.

Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust Corporation and Essex Bank, stated, "On behalf of our Board of Directors and the management team, we are very grateful for all of Tom's efforts during what were trying times. His leadership paved the way for a much quicker return to safety and soundness for our organization than anyone expected. Given Patti's close collaboration with Tom during our turnaround, her promotion to the Chief Credit Officer position will ensure a smooth transition and a continuation of everything that we have done to return to a strong competitive position in our markets. Patti's contribution to our efforts will keep us excited about the future."

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 21 full-service offices, 14 of which are in Virginia and seven of which are in Maryland. The Bank also operates two loan production offices in Virginia. The Bank opened a new branch office in Annapolis, Maryland on March 25, 2014 and a branch office at its new headquarters in Richmond, Virginia on April 7, 2014.

Additional information on the Bank is available on the Bank's website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company's operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company's loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company's allowance for loan losses; general economic and market conditions, either nationally or in the Company's market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; assumptions and estimates that underlie the accounting for loan pools under the shared-loss agreements; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

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CONTACT: John M. Oakey, III, Community Bankers Trust Corporation, 804-934-9999